UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 10, 2016

IMPLANT SCIENCES CORPORATION

(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

500 Research Drive, Unit 3

Wilmington, Massachusetts 01887

 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Asset Purchase Agreement

General Description of the Asset Purchase Agreement

On October 10, 2016, Implant Sciences Corporation (the “Company”), and the Company’s subsidiaries, C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp. (collectively with the Company, the “Sellers”), entered into an asset purchase agreement (the “Purchase Agreement”) with L-3 Communications Corporation (“Buyer”), a wholly-owned subsidiary of L-3 Communications Holdings Inc.  Pursuant to the Purchase Agreement, subject to the terms and conditions set forth therein, the Sellers agreed to sell substantially all of their assets, including their explosives trace detection (ETD) business (the “Sale”), to Buyer pursuant to a sale conducted under Section 363 of  Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).  In connection with the Purchase Agreement, on October 10, 2016 (the “Petition Date”), the Sellers filed voluntary petitions under Chapter 11 of the Bankruptcy Code (collectively, the “Chapter 11 Case”) in the United States Bankruptcy Court of the District of Delaware (the “Bankruptcy Court”).

Purchased Assets and Assumed Liabilities

Under the Purchase Agreement, the Sellers agreed to sell and transfer to Buyer at the closing of the Sale (the “Closing”) all of their assets and properties, other than the Sellers’ rights under their insurance policies, employee benefit plans, contracts that are not active contracts relating to the ETD business and certain other specified excluded contracts and certain other specified assets.  In connection therewith, the Buyer agreed to assume at the Closing all liabilities and obligations of the Sellers other than the excluded liabilities set forth in the Purchase Agreement which excluded liabilities include, among  other things, liabilities not relating to the ETD business and certain other specified liabilities, including liabilities and expenses under or relating to the Purchase Agreement or the Chapter 11 Case, pre-Closing taxes, payments under the Company’s Amended and Restated Change of Control Payment Plan, as amended , other than an amount of up to $1,330,000 due to for certain employees of the ETD business to be hired by Buyer, obligations for indebtedness, liabilities relating to the excluded assets, liabilities for workers’ compensation and similar employee claims, liabilities for tort claims and product liability claims for products sold and services rendered prior to the Closing, pre-Closing environmental liabilities and certain pre-bankruptcy petition accounts payable.

Purchase Price and Adjustments

Under the Purchase Agreement, in consideration of the sale of the purchased assets, Buyer agreed to assume the assumed liabilities and to make a cash payment to the Sellers of $117.5 million at the Closing.  The purchase price is subject to either a positive or negative adjustment to the extent that the Sellers’ net working capital relating to the purchase assets and assumed liabilities differs from the target net working capital of $9,360,000, with an initial adjustment made at the Closing based on the estimated amounts and with a post-Closing true-up adjustment based on the finally determined amounts of net working capital.  As security for the Sellers’ obligations for the net working capital adjustment, $2.5 million of the purchase price paid at the Closing will be held aside in a separate escrow account, subject to the final determination of the net working capital as of the Closing, although the Buyer’s remedies for the net working capital adjustment is not limited to the amounts in the escrow account.  The Buyer also agreed to pay for the costs to cure defaults for the assumed contracts to the extent such cure costs are included as a current liability in the calculation of net working capital  and up to an additional $250,000 in other cure costs.

Conditions to Closing

The obligations of the parties to consummate the Sale are subject to the fulfillment (or waiver) of customary closing conditions of the respective parties, including (a) that there is no law or order prohibiting the Sale or Buyer’s ownership or operation of the ETD business, (b) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, (c) the accuracy of the other set of parties’ representations and warranties as of the signing of the Purchase Agreement and as of the Closing, subject to certain qualifications as to materiality, (d) the compliance in all material respects by the other set of parties of their covenants and agreements to be performed at or prior to the Closing, (e) the entry by the Bankruptcy Court of the order relating to the bankruptcy bidding auction process (the “Bid Procedures Order”) and the order approving the Sale (the “Approval Order”) and each such order being in full force and effect (and with respect to Buyer’s obligations, a final order) and (f) the delivery of certain ancillary assignment documents, copies of the assumed contracts, an escrow agreement and other customary closing certificates and documents.  Additionally, Buyer’s obligations to consummate the Closing are subject to the conditions that (i) Buyer shall have received certain specified permits, (ii) the Sellers shall have obtained certain specified third party consents, (iii) the DIP Agreement (as described below) and the related interim and final orders shall be in full force and effect, (iv) the Sellers’ inventory at the Closing as stated in its estimated closing statement shall be at least $8,500,000 (with at least 850 units of the Company’s B-220 product) and (v) that there has been no event, change, circumstance, condition, effect, development or state of facts since the date of the Purchase Agreement that, individually or in the aggregate, (x) has had or is reasonably likely to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the ETD business, taken as a whole, to be included in the purchased assets or assumed liabilities (subject to certain customary carve-outs and exceptions), or (y) would prevent or materially impair or materially delay the ability of any of the Sellers to perform their obligations under the Purchase Agreement or to consummate the transactions contemplated thereby.

Termination

The Purchase Agreement may be terminated under certain circumstances at any time prior to the Closing, including:

(a)

by either Buyer or the Sellers if the Closing does not occur within 60 days after the Bankruptcy Court’s entry of the Approval Order (the “Termination Date”), unless such party’s actions or failure to fulfill any obligation under the Purchase Agreement was a breach, in any material respect that contributed to the failure of the Closing to occur by the Termination Date;

(b)

by either Buyer or the Sellers if there is a final non-appealable order prohibiting the transactions contemplated by the Purchase Agreement, unless such party’s breach of the Purchase Agreement results in such order or the failure of such order to be lifted;

(c)

by Buyer if (1) the interim order relating to the DIP Agreement (as defined below) is not entered by the 5th business day after the Petition Date, (2) the final order relating to the DIP Agreement is not entered within 35 days after the Petition Date, (3) an event of default occurs under the DIP Agreement which is not waived or cured within the later of 5 business days’ notice or the applicable cure period in the DIP Agreement, (4) the DIP Agreement or the related orders are amended or modified in a manner that adversely impacts the ETD business, the purchase assets or the likelihood of consummating the transactions contemplated by the Purchase Agreement or (5) the Sellers’ right to use cash collateral is terminated, suspended, limited or modified;

(d)

by Buyer if (1) the motion seeking the Bid Procedures Order and the Approval Order is not filed on the business day after the Petition Date, (2) the Bankruptcy Court has not approved and entered the Bid Procedures Order within 25 days after the Petition Date, (3) the Bankruptcy Court has not approved and entered the Approval Order within 30 days following the entry of the Bid Procedures Order, or (4) if following the entry of the Approval Order or the Bid Procedures Order, any of them is stayed, reversed, modified, vacated or amended without Buyer’s consent, and which is not eliminated within 14 days;

(e)

by Buyer or the Sellers if the other set of parties have breached their representations, warranties, covenants or agreements in the Purchase Agreement such that the related Closing conditions (or with respect to Sellers, the no material adverse effect condition) would not be satisfied, and such breach is not reasonably capable of being cured or is not cured prior by the earlier of 30 days after written notice of such breach or the Termination Date, unless such terminating parties are then in breach of their own representations, warranties, covenants or agreements under the Purchase Agreement such that the related Closing conditions (or with respect to Sellers, the no material adverse effect condition) would not be satisfied;

(f)

(1) by Buyer or (subject to compliance by the Sellers with the procedures in the Bid Procedures Order) the Sellers if any Seller accepts another potential buyer as the successful bidder in the Bankruptcy Court auction process, (2) by Buyer if the Sellers do not select Buyer as the successful bidder in the Bankruptcy Court auction process within 2 business days after conclusion of the auction, or (3) by Buyer if any Seller enters into an agreement or understanding relating to an alternative sale transaction with someone other than Buyer; or

(g)

by Buyer if (1) the Sellers seek to have the Bankruptcy Court enter an order (or consent to entry of an order) (A) dismissing or converting the Chapter 11 Case  into a case under chapter 7 of the Bankruptcy Code or (B) appointing a trustee or other person responsible for operation or administrative of any Seller or its business or assets or a responsible officer for any Seller or an examiner with enlarged power relating to the operation or administration of any Seller or its business or assets, (2) an order is entered regarding any of the matters described in clause (1) above or (3) any Seller does not comply with the material terms of the auction procedures in the Bid Procedures Order.

Subject to the Bankruptcy Court entering Bid Procedure Orders, the Sellers shall be required to pay Buyer both a break-up fee of $5,000,000 and expense reimbursement of up to $2,000,000 if the Purchase Agreement is terminated (i) for any matter described in clause (f) in the paragraph above (or in accordance with any other provision when termination was permitted under such clause (f)), (ii) if the Closing has not occurred by the Termination Date and any Seller’s actions or failure to fulfill any obligation under the Purchase Agreement was a  breach, in any material respect, that contributed to the failure of the Closing to occur by the Termination Date, (iii) by Buyer under clause (e) of the paragraph above  as a result of the Sellers’ failure to comply  with their non-solicitation covenants in the Purchase Agreement or (iv) by Buyer under subclause (1) or (3) of clause (g) in the paragraph above. Such amounts will be due and payable, if pursuant to clause (i) of the preceding sentence, the earlier of 21 days after the termination date or the date an alternative transaction is consummated, or if pursuant to any other clause of the preceding sentence, within 3 business days of the termination date.

Subject to the Bankruptcy Court entering Bid Procedure Orders, the Sellers shall also be required to pay Buyer expense reimbursement of up to $2,000,000 if the Purchase Agreement is terminated by Buyer under any of the matters described in clauses (a), (b), (c), (d), (e) or subclause (2) of clause (g) in the first paragraph under this heading “Termination”, payable within 3 business days of such event, unless the Purchase Agreement is terminated at a time when the Purchase Agreement is terminable under clause (f) of such paragraph, in which case it is payable by the earlier of 21 days after the termination date or the date an alternative transaction is consummated.

Upon termination of the Purchase Agreement, each party is relieved of their obligations under the Purchase Agreement other than any Sellers’ obligations to pay the break-up fee or expense reimbursement as described above and liability for such party’s willful or intentional breach of the Purchase Agreement or for fraud.

Covenants of the Parties

Under the Purchase Agreement, each of the parties made covenants and agreements to the other parties that are customary for transactions of this nature, including, among others, restrictions on the operations of the businesses and activities of the Sellers between the signing of the Purchase Agreement and the Closing or termination of the Purchase Agreement (such period, the “Interim Period”), notices of certain specified events affecting the Sale that occur during the Interim Period, access to the other parties’ personnel, properties, books, contracts and records, efforts required to consummate the Closing and communications with governmental entities, limitations on public announcements,  requirements with respect to the Sellers’ employees, requirements and efforts with respect to the bankruptcy court approvals for the Bid Procedures Order and Approval Order and the orders relating to the DIP Agreement, Sellers’ provision to Buyer of any Bankruptcy Court pleadings, and cooperation and control of any shareholder litigation.  The Sellers also agreed to certain post-Closing confidentiality requirements with respect to  confidential information concerning the ETD business, and to change their names after the Closing.

During the Interim Period, the Sellers also agreed to restrictions on the solicitation of, or entry into, alternative transactions to the Sale with persons other than Buyer, except that between the date of the entry of the Bid Procedures Order and the entry of the Approval Order, the Sellers are permitted to solicit alternative transactions as part of the Bankruptcy Court auction process.

Representations and Warranties

Under the Purchase Agreement, the Sellers, on the one hand, and Buyer, on the other hand, make customary representations and warranties for transactions of this nature, including representations and warranties by the Sellers regarding the ETD business and the purchased assets and assumed liabilities.  The representations and warranties of the parties do not survive the Closing.

A copy of the Purchase Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Purchase Agreement is qualified in its entirety by reference thereto.  The Purchase Agreement contains representations and  warranties  that the respective parties made to each other as of the date of such agreement or other specific dates.  The statements embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement.  The representations, warranties and covenants in the Purchase Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts.  The Company does not believe that these schedules contain information that is material to an investment decision.  Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the assertions embodied in its representations, warranties and covenants as characterizations of the actual state of facts or circumstances.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The DIP Agreement

On October 10, 2016, in connection with the Purchase Agreement, the Sellers entered into a Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement (the “DIP Agreement”) with DIP SPV I, L.P. (the “DIP Lender”), which DIP Agreement is subject to approval by the Bankruptcy Court.  Under the DIP Agreement, subject to the terms and conditions thereof, the DIP Lender agreed to lend up to a total of $5.7 million to the Sellers, with the initial installment of $1.5 million payable upon the Bankruptcy Court entering the interim order for the DIP Agreement and the remaining $4.2 million payable upon the Bankruptcy Court entering the final order the DIP Agreement.

The loans under the DIP Agreement will accrue  interest of 12% per annum, and shall be subject to a default interest rate of 12% above the applicable non-default rate (i.e., an aggregate of 24% per annum) at any time when there is an event of default under the DIP Agreement.  The Sellers have agreed in the DIP Agreement to pay fees to the DIP Lender in an aggregate amount of 11% of the maximum loan amount, regardless of how long the DIP Loan was outstanding consisting of a closing fee of $199,500 at the time  the initial loan is made and an exit fee upon the termination of the DIP Agreement of $427,500, minus any interest, other than default interest, paid to the DIP Lender.   The Sellers are also required to reimburse the DIP Lender for its fees and expenses in connection with the DIP Agreement and the loans thereunder.  Interest on the loans and the expense reimbursement are payable monthly in arrears.

The loans under the DIP Agreement have super-priority security status and are ahead of the Sellers’ other secured obligations owed to the investors under the Note Purchase Agreement, dated March 19, 2014, as amended, between the Sellers, the investors named therein and BAM Administrative Services LLC, as administrative agent for the investors thereunder, and holders of the notes under each of the Credit Agreement, dated as of September 4, 2009, as amended, with DMRJ Group LLC and the Note and Warrant Purchase Agreement dated as of December 10, 2008, as amended, with DMRJ Group LLC, and Montsant Partners LLC, as partial assignee thereof.

The loans and all other obligations are due and payable (i) upon the occurrence of an event of default that is not cured within the applicable cure periods and for which the DIP Lender has given notice to accelerate the Sellers’ obligations under the DIP Agreement, (ii) the entry of an order converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, (iii) the entry of an order in the Chapter 11 Case appointing a chapter 11 trustee or examiner, (iv) if the interim order for the DIP Agreement is modified at the final hearing for the DIP Agreement in a manner unacceptable to the DIP Lender, (v) the effective date of a chapter 11 plan in the Chapter 11 Case, (vi) the approval by the Bankruptcy Court of an alternative financing transaction transferring the collateral other than the Sale to Buyer or another winning bidder in the Bankruptcy auction process, (vii) the date of the closing of the Sale under the Purchase Agreement or a sale with another winning bidder in the Bankruptcy Court auction process and (viii) the first business day after the 6 month anniversary of the DIP Agreement.  The loans can be prepaid at any time and mandatory prepayments are required upon the disposition of assets outside of the ordinary course, the receipt of extraordinary receipts or the incurrence of any additional indebtedness.

The DIP Agreement contains numerous customary events of default, including without limitation:

(a)

if the Sellers fail to pay when due and payable any principal obligations;

(b)

if the Sellers fail to pay when due and payable any interest or other obligations which failure is not cured within 4 business days after notice is provided to the Sellers (the “Cure Period”);

(c)

if the Sellers fail to comply with their covenants under the DIP Agreement including the Bankruptcy Court milestones described below: (with failures other than the financial performance covenants subject to  the Cure Period) or under the interim or final orders for the DIP Agreement;

(d)

the entry or filing of an award, order or judgment in excess of $100,000;

(e)

if a Seller is enjoined, restrained or prevented by court order form continuing to conduct all or any material part of the business affairs of the Sellers, taken as a whole;

(f)

a default in other indebtedness in excess of $100,000;

(g)

a material breach of Sellers’ representations and warranties in the DIP Agreement;

(h)

if the security interests on the collateral are not valid and perfected liens (subject to the Cure Period);

(i)

if the DIP Agreement or other loan document is declared null and void other than due to DIP Lender’s breach, a proceeding shall be commenced seeking to establish the foregoing or a Seller shall deny that they have any liability under the loan documents (in each case, subject to the Cure Period);

(j)

the Bankruptcy Court shall enter an order (i) amending, reversing, revoking, supplementing, altering, staying, vacating, rescinding or otherwise modifying the interim order or final order with respect to the DIP Agreement or any other order with respect to the Chapter 11 Case affecting in any material respect the DIP Agreement or other loan documents, (ii) appointing a chapter 11 trustee or an examiner, with enlarged powers relating to the operation of the business pursuant to Section 1104 of the Bankruptcy Code in the Chapter 11 Case, (iii) dismissing the Chapter 11 Case or converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, or (iv) granting relief from the automatic stay to any creditor holding or asserting a lien or reclamation claim on the assets of any Seller to permit such creditor to foreclose upon or to reclaim the DIP Lender’s collateral with a value in excess of $100,000;

(k)

a motion shall be filed or supported by a Seller seeking approval of any other super-priority claim in the Chapter 11 Case (other than the carve-outs for professionals and other payments as provided in the DIP Agreement and the interim order for the DIP Agreement) which is pari passu with or senior to the claims of the DIP Lender against any Seller unless after giving effect to the transactions contemplated by such motion, all obligations under the DIP Agreement are paid in full in cash;

(l)

the failure of the Bankruptcy Court to enter the interim order for the DIP Agreement within 5 business days after the filing of the related motion;

(m)

a motion shall be filed by a Seller seeking (i) to obtain additional financing under Section 364 of the Bankruptcy Code and to use cash collateral of the DIP Lender under Section 363(c) of the Bankruptcy Code without the consent of the DIP Lender, (ii) to recover from any portions of the collateral any costs or expenses of preserving or disposing of such collateral under the Bankruptcy Code, or (iii) to take any other action or actions adverse to the DIP Lender or its rights and remedies under the DIP Agreement or other loan documents or any of the documents evidencing or creating the DIP Lender’s interest in any of the collateral (except in each case of clauses (i) through (iii) such motion seeks to satisfy in full all obligations in cash);

(n)

the filing by any Seller with the Bankruptcy Court of any plan other than a plan of reorganization that pays the DIP Lender if full, a motion to approve bid procedures other than those in the Bid Procedures Order, or a motion to approve an alternative financing transaction transferring the collateral other than the Sale to Buyer or another winning bidder in the Bankruptcy auction process;

(o)

the entry by the Bankruptcy Court of an order approving an alternative debtor-in-possession financing transaction transferring the collateral other than the Sale to Buyer or another winning bidder in the Bankruptcy auction process;

(p)

the use by the Sellers of cash collateral other than in accordance with the terms of an order approving its use entered by the Bankruptcy Court;

(q)

any of the foregoing shall occur other than as a result of the Chapter 11 Case and be continuing and uncured: (i) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of the Sellers, taken as a whole, (ii) a material impairment of the Sellers’ ability to perform their obligations under the DIP Agreement and other loan documents to which they are parties or the DIP Lender’s ability to enforce the obligations under the DIP Agreement or realize upon the collateral or (iii) a material impairment of the enforceability or priority of the DIP Lender’s liens with respect to a material portion the collateral as a result of an action or failure to act on the part of the Sellers;

(r)

the occurrence of any material damage to or material loss of assets of the Sellers taken as a whole (after application of any insurance as to which the applicable insurance company has accepted responsibility to cover such damage or loss, but inclusive of any deductible amount);

(s)

the termination of (i) the Purchase Agreement to the extent that there is not currently in effect a sale agreement with respect to another party that is the winning bidder in the Bankruptcy Court auction, or (ii) if another party is the winning bidder in the auction, such party’s purchase agreement;

(t)

an order terminating exclusivity has been entered by the Bankruptcy Court or requested of the Bankruptcy Court unless actively contested by the Sellers;

(u)

a change in a majority of the directors of the Company;

(v)

other than as a result of the Chapter 11 Case, there shall exist or have occurred on or after the Petition Date a material violation, default or failure to perform, comply with or observe any term, provision, covenant or agreement under any material Contract and such material contract is terminated or otherwise not in full force and effect (other than upon its expiration in accordance with its terms); or

(w)

(i) unless otherwise waived or consented to in writing by DIP Lender, the subordination provisions relating to any subordinated debt shall fail to be enforceable by the DIP Lender in accordance with the terms thereof, or the monetary obligations shall fail to constitute “senior debt” or (ii) any Seller shall, directly or indirectly, disavow or contest in any manner (x) the effectiveness, validity or enforceability of any of any such subordination provisions, (y) that such subordination provisions exist for the benefit of the DIP Lender or (z) that all payments of principal, premium or interest on the subordinated debt, or realized from the liquidation of any property of any Seller, shall be subject to any such subordination provisions.

The making of the initial loan of $1.5 million is subject to certain customary conditions, including without limitation, the entry, within 5 business days of the Petition Date, by the Bankruptcy Court of the interim order approving the DIP Agreement in form and substance acceptable to the DIP Lender and such order shall be in full force and effect and not modified, amended, reversed, stayed or appealed, and Sellers shall have paid the closing fee and any other amounts due and owing at the time of the initial loan.  The making of the additional loans is also subject to certain customary conditions, including without limitation, the compliance with the Bankruptcy Court milestones for the Chapter 11 Case set forth in the DIP Agreement and the compliance with the performance covenants set forth therein, the accuracy of the Sellers’ representations and warranties as of such date, no default or event of default shall have occurred and be continuing, the Bankruptcy Court shall have entered the Bid Procedures Order and the final order approving the DIP Agreement within 25 days of the Petition Date, and such orders shall be in full force and effect and not modified or amended, reversed or stayed, and no action, proceeding, investigation, regulation or legislation shall have been instituted or threatened to enjoin, restrain or prohibit, or obtain damages in respect of, the DIP Agreement, which would make it inadvisable to consummate the transactions contemplated by the DIP Agreement.

Under the DIP Agreement, the Sellers make certain affirmative covenants customary for transactions of this nature, including without limitation covenants regarding financial statements and reporting, budget performance reporting, collateral reporting, maintenance of properties and permits, corporate existence, payment of taxes and maintenance of insurance, access and inspection, compliance with laws and avoidance of environmental liabilities, entry into or amendments to or termination of material contracts outside of the ordinary course, modifying existing indebtedness documents, maintaining a minimum amount of cash, meeting certain specified Chapter 11 Case milestones that are generally consistent with the termination provisions of the Purchase Agreement as described above (except that the Sellers only have 25 days after the Petition Date to obtain entry of the finalorder for the DIP Agreement, arther than 35 days permitted by the Purchase Agreement), compliance with the approved budget and notification of defaults and litigation.  The Sellers also have agreed to certain negative covenants customary for transactions of this nature, including without limitation covenants preventing the incurrence of additional indebtedness, the creation of liens, certain fundamental corporate transactions, disposal of assets outside of the ordinary course of business, changing the Sellers’ name or the nature of their business, prepaying other indebtedness or making payments under other debt other than as provided in the Bankruptcy Court orders, amending any material contract or lease outside of the ordinary course, any agreement evidencing permitted indebtedness or any Sellers’ governing documents, any change of control of the Sellers (which includes a change in the majority of the Company’s directors), restricted payments, changing  its fiscal year or method of accounting, transactions with affiliates, using the loans other than as provided in the approved budget, pay any pre-Petition Date debt, make capital expenditures other than as set forth in the approved budget, significant changes to the Chapter 11 Case, proposing or supporting a plan of reorganization that fails to pay the obligations under the DIP Agreement as of the date of such plan or assume or guarantee any third party obligations.

Additionally, the Sellers are subject to certain financial covenants regarding the net cash receipts, aggregate expenditures and the generation of net cash flow, in each case, tested on a monthly basis.

Under the DIP Agreement, the Sellers make customary representations and warranties to the DIP Lender for transactions of this nature, including in-depth representations and warranties by the Sellers regarding their businesses, assets and liabilities, which are required to be true and correct as of the date of the initial loan and as of the date of each additional loan.

Pursuant to the DIP Agreement, the Sellers also agreed to indemnify, defend and hold harmless the DIP Lender and its related persons from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of the DIP Agreement, any of the other loan documents, or the transactions contemplated thereby or the monitoring of Sellers’ compliance with the terms of the loan documents, (b) with respect to any investigation, litigation, or proceeding related to the DIP Agreement, any other loan document, or the use of the proceeds of the credit provided thereunder, or any act, omission, event, or circumstance in any manner related thereto and (c) for any environmental liabilities.

A copy of the DIP Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the DIP Agreement is qualified in its entirety by reference thereto.  The DIP Agreement contains representations and warranties  that the Sellers made to the DIP Lender as of the date of such agreement or other specific dates.  The  statements embodied in those representations and  warranties  were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement.  The representations, warranties and covenants in the DIP Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts.  The Company does not believe that these schedules contain information that is material to an investment decision.  Investors are not third-party beneficiaries under the DIP Agreement and should not rely on the assertions embodied in its representations, warranties and covenants as characterizations of the actual state of facts or circumstances.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the DIP Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the DIP Agreement is incorporated herein by this reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As previously disclosed by the Company on a Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on October 11, 2016, and as discussed in item 1.01 above, on October 10, 2016, the Company and the other Sellers filed the Chapter 11 Case under the Bankruptcy Code.  The commencement of the Chapter 11 Case constitutes an event of default under certain of the existing debt instruments of the Sellers. As a result of the filing of the Chapter 11 Case, all amounts outstanding under such loan instruments became immediately due and payable.  However, as a result of the filing of Chapter 11 Case, the Company believes that the ability of the Sellers’ creditors to seek remedies to enforce their rights against the Sellers under these and other agreements are stayed and creditor rights of enforcement against the Sellers are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01 Regulation FD Disclosure

On October 13, 2016, the Company issued a press release announcing that the Company intends to hold an annual shareholders meeting in December 2016.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall the press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Forward Looking Statements

This Report includes “forward-looking statements”.  As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the Sellers’ ability to obtain Bankruptcy Court approval with respect to motions relating to the Sale or the DIP Agreement; (2) Bankruptcy Court rulings in such case and the outcome of the case in general, including risks associated with third party motions; (3) challenges and risks associated with the Sellers’ continuing to operate and manage their businesses under Bankruptcy Code protection; (4) the outcome of any legal proceedings that may be instituted against Buyer or the Sellers following announcement of the bankruptcy and the proposed Sale and related transactions; (5) the inability to complete the transactions contemplated by the Purchase Agreement due to the failure to consummate the anticipated debtor-in-possession debt financing under the DIP Agreement or satisfy other conditions to the closing of the Sale (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (7) the risk that the bankruptcy and the proposed Sale disrupts the parties’ current plans and operations as a result of the announcement and consummation of such transactions; (8) costs related to the bankruptcy and the Sale; (9) changes in applicable laws or regulations; (10) the possibility that Buyer or the Sellers may be adversely affected by other economic, business, and/or competitive factors; and (11) other risks and uncertainties indicated from time to time in the reports to be filed by the Company in connection with the Sale, including those under “Risk Factors” therein, if applicable, and other factors identified in the Company’s prior and future filings with the SEC, available at www.sec.gov.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1*

Asset Purchase Agreement, dated as of October 10, 2016, by and among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation, IMX Acquisition Corp. and L-3 Communications Corporation.

10.1*

Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement, dated as of October 10, 2016, by and among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation, IMX Acquisition Corp. and DIP SPV I, L.P.

99.1	Press Release of Implant Sciences Corporation, dated October 13, 2016.

* The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:   /s/ Roger P. Deschenes

        Name:  Roger P. Deschenes

        Title: Vice President, Finance and Chief Financial Officer

Date:  October 14, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1*

Asset Purchase Agreement, dated as of October 10, 2016, by and among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation, IMX Acquisition Corp. and L-3 Communications Corporation.

10.1*

Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement, dated as of October 10, 2016, by and among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation, IMX Acquisition Corp. and DIP SPV I, L.P.

99.1	Press Release of Implant Sciences Corporation, dated October 13, 2016.

* The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.